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                                                                  EXHIBIT 10.26


                       HAYES MICROCOMPUTER PRODUCTS, INC.
                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of the 12th day of April, 1996, by and among HAYES MICROCOMPUTER PRODUCTS, INC., a Georgia corporation (the "Company"), DENNIS C. HAYES, a Georgia resident ("Dennis Hayes"), each of the individuals or entities listed on Schedule 1 hereto and identified thereon as the "Investors" (which are referred to herein from time to time individually as an "Investor" or collectively as the "Investors") and the direct or indirect subsidiary of one of the Investors, formed or to be formed, as identified on Schedule 1 hereto ("Investor Sub").


                                   BACKGROUND


         A. On November 15, 1994, the Company filed a petition in the United States Bankruptcy Court for the Northern District of Georgia (the "Bankruptcy Court") seeking protection from its creditors and a reorganization under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"), in the case entitled In re Hayes Microcomputer Products, Inc., a/k/a Practical Peripherals, Inc., Bankr. Case No. A94-75900-HR (the "Bankruptcy Case"). On May 15, 1995, the Company filed with the Bankruptcy Court its Plan of Reorganization (as amended on July 6, July 10, July 20, August 21, November 1, November 16 and December 8, 1995, January 8, 1996, and February 9, 1996, and pursuant to the Order (as defined below), and as it may otherwise be amended in accordance with the terms of this Agreement, the "Plan"). The Company is the Debtor-in-Possession in the Bankruptcy Case, no trustee having been appointed.

         B. The Company has obtained an Order of the Bankruptcy Court dated March 8, 1996, pursuant to Section 1129 of the Bankruptcy Code and intends to seek an Order in Aid of Confirmation (the "Order in Aid of Confirmation") (i) confirming the Plan, including without limitation the amendment to the Company's Articles of Incorporation contemplated by Section 1.1(d) and the merger of the Company (as described in Section 1.1) including without limitation the issuance of the Preferred Shares (as defined in Section 1.1) and the Warrant (as defined in Section 1.3) to the Investors as set forth herein; (ii) approving any required amendments to the Disclosure Statement with Regard to Debtor's Second Amended and Restated Plan of Reorganization dated July 20, 1995; and (iii) approving this Agreement and each of the agreements and certificates contemplated by this Agreement, as such agreements may be amended from time to time, such Orders as approved and entered by the Bankruptcy Court being hereinafter referred to collectively as the "Order." The date upon which the Plan becomes effective is hereinafter referred to as the "Effective Date."

         C. The parties desire to consummate a merger that will constitute a reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.



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         D. Pursuant to that certain Notice of Election of Alternative Treatment under the Debtor's Second Amended and Restated Plan of Reorganization, as Modified and Amended, filed on March 13, 1996 (the "Election"), Melita Easters Hayes has elected under the Plan to have the shares of Common Stock owned by her redeemed by the Company for a total consideration of Eleven Million U.S. Dollars (US $11,000,000) payable at such time and in the manner provided by the Plan, which redemption shall occur simultaneously with the Closing (as defined in Section 1.4).


                                    AGREEMENT

         In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereby agree as follows:

         1. Plan of Merger.

            1.1 Terms and Conditions of Merger.

                  (a) Merger. Prior to the date hereof, Rinzai Limited ("Rinzai") has formed or will form Financial Sub, Inc. ("Financial Sub"), which is a directly or indirectly owned subsidiary under the Georgia Business Corporation Code (the "Georgia Code") for the purpose of accomplishing the merger described herein, which is a party hereto. Upon the terms and subject to the conditions set forth herein and in accordance with the Georgia Code, at the Effective Time, Financial Sub shall be merged with and into the Company (the "Merger"), and the separate existence of Financial Sub shall cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). At the Closing, the Company shall cause a Certificate of Merger in the form attached hereto as Exhibit "A" (the "Certificate of Merger"), together with all other required certifications, filings and instruments, to be duly filed with the Secretary of State of the State of Georgia and cause all fees associated therewith to be paid. The Merger shall be effective at the time of such filings with the Secretary of State (the "Effective Time").

                  (b) Conversion of Shares. At the Effective Time, by virtue of the Merger and without any further action, each outstanding share of capital stock of each of the Company and Financial Sub, subject to Section 1.1(c), shall be converted into the right to receive the following property, deliverable to the applicable holder of each such shares, without interest, upon the surrender of the certificate(s) formerly representing such outstanding share(s):

                      (i) The Common Stock owned by Dennis Hayes or owned by a person or entity who would be a "Permitted Transferee" of Dennis Hayes under
Section 7 of the Shareholders' Agreement to be entered into between the Company and the Investors, in the form attached hereto as Exhibit "B" (hereinafter the "Investors Shareholders' Agreement") at the Effective Time shall be converted into the right to receive 4,943,221 shares of the Common Stock of the Surviving Corporation;


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                     (ii)  As Melita Easters Hayes has elected under the Plan to receive Eleven Million Dollars (US $11,000,000) for the Common Stock owned by her, at the Effective Time such Common Stock shall be converted into the right to receive such payment, which shall occur simultaneously with the Closing, as provided in Section 6.9 hereof, in the manner provided by the Plan and the Election made by her;

                     (iii) The Common Stock owned by the Hayes Microcomputer Products, Inc. Profit-Sharing, Saving and Stock Plan (the "Employee Stock Plan") at the Effective Time shall be converted into the right to receive 156,779 shares of the Common Stock of the Surviving Corporation;

                     (iv) All outstanding shares (or fraction thereof) of the stock of Financial Sub at the Effective Time shall be converted into the right to receive that number of shares of the Series A Preferred Stock of the Surviving Corporation (the "Preferred Shares") as set forth opposite Rinzai's name on Schedule 1 hereto (the "Schedule of Investors"), which shall, in any event, represent an aggregate number of shares to be issued to Rinzai equal to twenty-eight and one hundredth seventy-five thousands percent (28.175%) of the Surviving Corporation's capital stock issued and outstanding immediately after the Merger and the sale and issuance of Preferred Shares pursuant to Section 1.3 (determined on an as-converted basis); and

                     (v) Any shares of capital stock of the Company or Financial Sub which at the Effective Time are held in the treasury of such company, shall be canceled and retired, and no payment shall be made with respect thereto.

                 (c) Dissenters' Rights. Notwithstanding anything contained herein to the contrary, any shares of the outstanding stock of the Company held by a holder who has demanded and perfected the right to receive "fair value" for such shares in accordance with Article 13 of the Georgia Code and who has not effectively lost or withdrawn such right to receive "fair value" (a "Dissenter") shall not be converted into the right to receive the merger consideration set forth above, but the Dissenter shall be entitled to only such rights as are granted by the Georgia Code. Any shares held by any Dissenter who withdraws his/her/its demand to receive "fair value" or becomes ineligible to receive "fair value" under the Georgia Code shall immediately be converted into and become, as of the Effective Time, the right to receive the merger consideration set forth herein, without interest or other consideration, and such holder shall not thereafter be considered a "Dissenter."

                 (d) Articles of Incorporation; Bylaws; Officers and Directors. The Articles of Incorporation of the Company, as amended pursuant to the Certificate of Merger, shall be the Articles of Incorporation of the Surviving Corporation following the Merger (the "Restated Articles"). The Certificate of Merger shall amend the Articles of Incorporation of the Company to provide that the Surviving Corporation shall be authorized to issue 100,000,000 shares of common stock with $.01 par value and 10,000,000 shares of Series A Preferred Stock having the preferences and designations described in Exhibit "A" hereto (the "Series A Preferred Stock"). Prior to the Merger, the Bylaws of the Company shall be amended and restated in the form set forth in Exhibit "C" hereto, which Bylaws shall be the Bylaws of the Surviving Corporation. At the Effective Time, the Board of Directors of the Company shall be the Board

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of Directors of the Surviving Corporation. At the Effective Time, the officers of the Company shall be the officers of the Surviving Corporation.

                  (e) Formation and Capitalization of Subsidiaries. Prior to the Effective Time, Rinzai shall form Financial Sub, and shall cause it to take all such corporate and other actions necessary to consummate the transactions contemplated by this Agreement. Rinzai agrees to vote in favor of the Merger. Subject to the terms and conditions of this Agreement, Rinzai agrees to capitalize Financial Sub in the amount set forth on Schedule 1.

                  (f) Shareholder Approval. As soon as practicable following the execution and delivery of this Agreement, the Company shall take such actions as are necessary in accordance with applicable law to obtain the approval of its shareholders to this Agreement, the Merger and the consummation of the transactions contemplated hereby, including without limitation the following:

                     (i) duly call, give notice of, convene and hold a special meeting of shareholders for the purpose of considering the Merger and taking action upon this Agreement (or take such action as may be allowed under the Articles of Incorporation and Bylaws of the Company by written consent of the shareholders);

                     (ii) include in any notice of special meeting all documents required by the Georgia Code and the recommendation of the Company's Board of Directors that the shareholders vote in favor of the Merger and approve and adopt this Agreement; and

                     (iii) use its reasonable best efforts to obtain shareholder approval of the Merger and this Agreement.

                  (g) Dennis Hayes Approval. Dennis Hayes shall vote all shares of Common Stock owned by him in favor of the Merger at any meeting of the shareholders of the Company called for such purpose or in connection with any written consent in lieu thereof.

                  (h) Delivery of Cash Consideration. Any shareholders entitled to receive cash consideration in exchange for their stock of the Company in connection with the Merger and who are not Dissenters at the Effective Time, shall be paid the cash consideration specified in Section 1.1(b) above after the Merger upon surrender by such shareholder to the Surviving Corporation of the certificate(s) representing all of their shares of stock in the Company, duly endorsed in blank for transfer, and such certificate(s) shall thereupon immediately be canceled. Until surrendered, said certificate(s) shall represent for all purposes only the right to receive the specified cash consideration, without any interest.

              1.2 Effect of Merger; Tax Status of Merger. The Merger shall have the effects set forth in Section 14-2-1106 of the Georgia Code, and immediately after the Merger the Surviving Corporation shall possess all of the rights, privileges, powers and franchises of each of the Company and Financial Sub, and all property and other interests due or belonging to the Company and Financial Sub shall be vested in the Surviving Corporation. It is the intent of the parties hereto that the Merger will be consummated in accordance with the applicable

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provisions of the Georgia Code, and that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code. It shall not be a condition to the consummation of the Merger that any party shall have received a ruling of the Internal Revenue Service or an opinion of tax counsel as to the federal income tax consequences of the Merger.

              1.3 Sale and Issuance of Additional Preferred Shares and Anti-Dilution Warrant.

                  (a) Subject to the terms and conditions of this Agreement, at Closing each Investor (other than Rinzai) agree severally and not jointly to purchase from the Company the number of Preferred Shares set forth opposite such Investor's name on Schedule 1. The Preferred Shares shall be purchased at a price per share equal to $7.142857 per share for the total purchase price for each such Investor shown on Schedule 1.

                  (b) Subject to the terms and conditions of this Agreement, Rinzai agrees to purchase, and the Company agrees to sell and issue to Rinzai at the time and place of the Closing and at an aggregate purchase price of Ten U.S. Dollars ($10.00), a Warrant, in the form attached hereto as Exhibit "D", to purchase the number of shares of Common Stock and at an exercise price set forth therein (the "Warrant"). The Preferred Shares and the Warrant are hereafter collectively referred to as the "Securities."

              1.4 Closing. The consummation of the Merger, including the issuance of the Securities to the Investors as provided herein shall take place at the offices of Parker, Johnson, Cook & Dunlevie, Suite 700, 1275 Peachtree Street, N.E., Atlanta, Georgia 30309 on the fifth (5th) business day following the date on which the conditions set forth in sections 4.1, 4.5, 4.6, 4.9, 4.11,
5.1 and 5.4 herein shall have been satisfied or waived, or at such other time and place as the Company and the Investors mutually agree upon (the time, date and place are hereby designated as the "Closing"). At the Closing, each of the following transactions shall occur:

                  (a) The Company shall deliver to the Investors the following:

                      (i) evidence of the filing of the Certificate of Merger with the Secretary of State of the State of Georgia;

                      (ii) certificates of good standing for the Company and each of its Subsidiaries, as of the most recent practicable date, from the Secretary of State or other governmental authority of the jurisdiction of incorporation for each such entity;

                      (iii) the Investors Shareholders' Agreement executed by the Company;

                      (iv) executed consents and waivers and copies of all authorizations required to be obtained pursuant to Sections 2.6 and 6.3 hereof;

                      (v) the opinions of counsel contemplated by Section 4.8 hereof;

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                      (vi)   a certificate of the Secretary or an Assistant
Secretary or other officer of the Company dated the date of Closing certifying the names of the officers of the Company authorized to sign this Agreement, the Warrant, the certificates for the Preferred Shares, the Investors Shareholders' Agreement, the Employment Agreement, the Voting Trust Agreement (as defined in
Section 1.4(a)(xi)), and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers;

                      (vii) a copy of the resolutions of the Board of Directors and, if required, the shareholders of the Company evidencing the amendment to the Company's Articles of Incorporation contemplated hereby, the approval of this Agreement, the Merger, the Investors Shareholders' Agreement, the Employment Agreement, the issuance of the Preferred Shares, the Warrant, the Voting Trust Agreement and the other matters contemplated hereby, certified by the Secretary of the Company to be true, complete and correct as of the Closing date;

                      (viii) the compliance certificate required by Section 4.4 hereof;

                      (ix) a copy of the Order and the Order in Aid of Confirmation;

                      (x) the Employment Agreement (as defined in Section 6.2 hereof) executed by the Company;

                      (xi) the Voting Trust Agreement to be entered into by Dennis Hayes in connection herewith in the form of Exhibit "E" attached hereto (the "Voting Trust Agreement") executed by the Company;

                      (xii)  the documents required by Section 4.11 hereof;

                      (xiii) in the case of Rinzai, stock certificates representing the Preferred Shares issuable to Rinzai pursuant to Section 1.1(b)(iv) upon receipt from Rinzai of all certificates representing the outstanding shares of the capital stock of Financial Sub and the funds required to be transferred to the Company pursuant to Section 1.1(e); and

                      (xiv) in the case of all Investors other than Rinzai, stock certificates representing the Preferred Shares issuable to such Investor pursuant to Section 1.3(a) upon receipt from such Investor of the purchase price set forth therein.

                  (b) The Company shall deliver to Rinzai the following:

                      (i)    the Warrant purchasable by Rinzai pursuant to
Section 1.3.


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                  (c) The Company shall deliver to Dennis Hayes the following:

                      (i) stock certificates representing the Common Stock issuable to him pursuant to Section 1.1(b)(i) upon receipt from Dennis Hayes of all certificates of the stock of the Company issued and outstanding in his name at the Effective Time; and

                      (ii)   the Employment Agreement executed by the Company.

                  (d) Each Investor shall deliver to the Company the following:

                      (i) in the case of Rinzai, all of the outstanding shares of the capital stock of Financial Sub;

                      (ii) to the extent applicable to such Investor, evidence of such Investor's compliance with its covenants described in Sections 1.1(a), 1.1(e) and 1.3(a) hereto and the condition described in Section 5.3 hereof;

                      (iii) in the case of Rinzai, a copy of the articles of incorporation of Financial Sub, certified by the Secretary or an Assistant Secretary thereof;

                      (iv) a copy of the resolutions of the Board of Directors, and shareholders to the extent required by such Investor or Financial Sub, of such Investor and Financial Sub, evidencing the approval of this Agreement, the Merger, the Investors Shareholders' Agreement and the other matters contemplated hereby, certified by the Secretary or an Assistant Secretary of such Investor and Financial Sub, to be true, complete and correct as of the date of Closing;

                      (v) the Investors Shareholders' Agreement executed by such Investor;

                      (vi)   the opinion of counsel to such Investor required by
Section 5.7 hereof;

                      (vii) certificates of the Secretary or an Assistant Secretary or other officer of such Investor and its respective Investor Sub, dated the Closing certifying the names of the officers of such Investor and its respective Investor Sub, authorized to sign this Agreement and the Investors Shareholders' Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by such Investor and its respective Investor Sub, or any of its officers, together with the true signatures of such officers; and

                      (viii) the documents required by Section 5.6 hereof.

                  (e) Dennis Hayes shall deliver to the Investors the following:

                      (i)    the Employment Agreement executed by Dennis Hayes;


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                      (ii)   the Investor Shareholders' Agreement executed by
Dennis Hayes;

                      (iii)  the Voting Trust Agreement executed by Dennis
Hayes;

                      (iv) the compliance certificate required by Section 4.4 hereof; and

                      (v) the opinion of counsel required by Section 4.8 hereof.

         1.5 Required Actions.

                  (a) The Company hereby agrees to propose to the Bankruptcy Court as part of the Order in Aid of Confirmation, the transactions contemplated by this Agreement, such that such order will authorize and direct the Company to consummate the transactions contemplated hereby, without the necessity of creditor approval. Subject to the Bankruptcy Court granting such order, the Company, the Investors and Dennis Hayes agree to proceed diligently to effectuate such transactions on the terms and conditions described herein. The Company shall not make any modifications to the Plan without the prior written consent of Investors purchasing a majority of the Preferred Shares.

                  (b) Dennis Hayes hereby agrees, in his capacity as the principal shareholder of the Company classified as Class 5(a) under the Plan, to take all lawful actions to support the Order in Aid of Confirmation and to proceed diligently to seek such order by the Bankruptcy Court.

         1.6 Termination. Anything contained in this Agreement other than in this Section 1.6 to the contrary notwithstanding, this Agreement may be terminated in writing at any time:

                  (a) without liability on the part of any party hereto by mutual consent of the Company and the Investors purchasing a majority of the Preferred Shares;

                  (b) without liability on the part of any party hereto (unless occasioned by reason of a material breach by such party of any of its representations, warranties or obligations hereunder) by either the Company or any of the Investors, if the Closing shall not have occurred on or before April 22, 1996 (or such later date as may be agreed upon in writing by the Company and the Investors);

                  (c) by the Company or any Investor, if any other Investor shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured or waived, and such Investor shall not have provided reasonable assurance that such breach will be cured on or before the Effective Time;

                  (d) by any Investor, if the Company or Dennis Hayes shall materially breach any of their respective representations, warranties (which determination for purposes of

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this subsection 1.6(d) only shall be made by reading such representations and warranties in question as if all materiality standards contained therein had been deleted in their entirety) or obligations hereunder and such breach shall not have been cured or waived by Investors purchasing a majority of the Preferred Shares, and the Company or Dennis Hayes, as the case may be, shall not have provided reasonable assurance that such breach will be cured on or before the Effective Time;

                  (e) without liability on the part of any party hereto, if the Order in Aid of Confirmation in form and substance satisfactory to the Company and the Investors purchasing a majority of the Preferred Shares is denied by the Bankruptcy Court; or

                  (f) by any of the Investors upon delivery of written notice to the other parties hereto, without any liability to any party hereunder, if the terms and conditions of the new debt financing referred to in Section 4.9 are modified in any respect which, in the respective and sole discretion of the Investors purchasing a majority of the Preferred Shares, is not acceptable for any reason whatsoever.

         2.  Representations and Warranties of the Company and Dennis Hayes.

         2A. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor, except as set forth on the Schedule of Exceptions delivered to the Investors simultaneously herewith (the "Schedule of Exceptions"), each of which exceptions shall specifically identify the Section of this Agreement to which it applies and be deemed to be a representation and warranty as if made hereunder, as follows:

             2.1 Organization, Good Standing and Qualification. The Company and each of its Subsidiaries (as defined in Section 2.3) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation (as described in the Schedule of Exceptions) and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company and each of its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify might result, individually or in the aggregate, in a material adverse change in the assets, condition or prospects of the Company or any of its Subsidiaries, financial or otherwise. A true, correct and complete copy of the articles of incorporation as currently in effect and the bylaws as currently in effect of the Company and each of the Subsidiaries have been made available to each Investor.

             2.2 Capitalization.

                 (a)  Issued and Outstanding Stock.

                      (i) The entire authorized capital stock of the Company currently consists, and immediately prior to the Merger will consist, of 100,000,000 shares of Common Stock of which 17,328,478.46496 shares are issued and outstanding in the manner disclosed in the Schedule of Exceptions.


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                      (ii)  At the Effective Time, as a result of the Merger,
the entire authorized capital stock of the Surviving Corporation shall consist of 100,000,000 shares of Common Stock and 10,000,000 shares of Series A Preferred Stock, of which 5,100,000 shares of Common Stock and 4,900,000 shares of Series A Preferred Stock shall be issued and outstanding in the manner disclosed in the Schedule of Exceptions.

                  (b) Agreements for Purchase of Securities. Except for:

                      (i)   the rights granted pursuant to this Agreement;

                      (ii) the conversion privileges and preemptive rights of the Series A Preferred Stock; and

                      (iii) the rights of Melita Easters Hayes pursuant to
Section 4 of that certain Shareholder Agreement dated July 6, 1988 among the Company and the shareholders described therein (the "1988 Shareholder Agreement") (which rights shall be terminated effective as of the Redemption (as defined in Section 6.9));

prior to and as of the Effective Time there will not be any outstanding options, warrants, rights (including conversion rights, preemptive rights or rights of first offer) or agreements for the purchase or acquisition from the Company or any Subsidiary of any shares of its capital stock or any obligation of the Company to pay dividends on such shares or to purchase, redeem or retire such shares.

                  (c) The issued and outstanding shares of the capital stock of the Company and each Subsidiary are duly and validly issued, fully paid and nonassessable, and such shares of such capital stock, and all outstanding options, warrants, convertible notes and other securities of the Company and each Subsidiary, have been issued in compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act") or in compliance with applicable exemptions therefrom, the registration and qualification requirements of all applicable securities laws of states of the United States and all other provisions of applicable securities laws of the states of the United States, including, without limitation, anti-fraud provisions.

                  (d) The Schedule of Exceptions includes a true, correct and complete list, both immediately prior to and immediately after the Merger and the sale and issuance of Preferred Shares pursuant to Section 1.3, of all issued and outstanding shares of the capital stock of the Company and each Subsidiary and all options, warrants, convertible notes and other securities (and rights to purchase any of the foregoing) of the Company and its Subsidiaries, together with a true, correct and complete list of the shareholders, option holders, warrant holders, convertible note holders and other security holders and holders of other rights to receive securities of the Company and its Subsidiaries (including number of shares affected).

              2.3 Subsidiaries. The Schedule of Exceptions sets forth a complete list of all direct or indirect Subsidiaries of the Company. As used in this Agreement, the term "Subsidiary" shall mean any corporation, association, partnership, limited liability company, joint venture or other legal entity of which the Company directly or indirectly, owns or controls capital stock, membership interests or partnership interests representing more than fifty percent (50%) of the general voting power under ordinary circumstances of such entity. Neither the Company nor any Subsidiary presently owns or controls, directly or indirectly, any interest in any other corporation, association, partnership or other business entity. The Company owns, beneficially and of record, either directly or indirectly, all of the capital stock or other equity ownership or proprietary interest in each Subsidiary described as being owned by it on the Schedule of Exceptions. Such capital stock or other equity or ownership or proprietary interests are owned by the Company free and clear of all liens, claims, options, rights of first refusal and other encumbrances of any kind or nature whatsoever.


              2.4 Authorization. The Company has the capacity and authority to execute and deliver this Agreement, the Warrant, the convertible promissory notes deliverable pursuant to the Investors Shareholders' Agreement (the "Cap Call Notes"), the Investors Shareholders' Agreement, the Employment Agreement, the Voting Trust Agreement and the other documents, instruments and agreements to be entered into pursuant hereto and thereto by it, to perform hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby without the necessity of any act or consent of any other person whomsoever (other than the entry of the Order in Aid of Confirmation by the Bankruptcy Court). All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Warrant, the Cap Call Notes, the Investors Shareholders' Agreement, the Employment Agreement, the Voting Trust Agreement and the other agreements, documents and instruments to be entered into by the Company pursuant hereto and thereto, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Preferred Shares, the Warrant, the Cap Call Notes and the Preferred Shares issuable upon conversion of the Cap Call Notes, if applicable, and the Common Stock issuable upon conversion of the Preferred Shares and the exercise of the Warrant, has been taken or will be taken on or prior to the Closing, and this Agreement constitutes, and the Warrant, the Cap Call Notes, the Investors Shareholders' Agreement, the Voting Trust Agreement and the Employment Agreement will upon execution and delivery thereof, constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as affected by public policy, equitable principles or the exercise of judicial discretion.


              2.5 Valid Issuance of Preferred Shares and Warrant. The Preferred Shares and the Warrant being sold hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investors set forth in Section 3 of this Agreement, will be issued in compliance with all applicable federal and state securities laws free and clear of all restrictions on transfer (other than those arising from application of the securities laws and those set forth in the Investors Shareholders' Agreement) and free and clear of any liens, claims and encumbrances. The shares of Common Stock issuable pursuant to the Merger will, when issued in accordance with this Agreement, be issued in compliance with all applicable federal and state securities laws and will be duly and validly issued, fully-paid

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and nonassessable, free and clear of any liens, claims and encumbrances. Upon the issuance thereof, the shares of Series A Preferred Stock issuable upon the conversion of the Cap Call Notes and Common Stock or Series A Preferred Stock issuable upon exercise of the Warrant will be duly and validly issued, fully-paid and nonassessable and free and clear of all restrictions on transfer (other than those arising from application of the securities laws and those set forth in the Investors Shareholders' Agreement) and free and clear of any liens, claims and encumbrances. At Closing, the Preferred Shares and the Common Stock issuable upon conversion of the Preferred Shares and the Cap Call Notes and the exercise of the Warrant, will have been duly and validly reserved for issuance.

              2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign, United States federal, state, local or provincial governmental authority on the part of the Company or any Subsidiary is required to be obtained in connection with:

                  (a) the Company's valid execution, delivery, or performance of this Agreement, the Warrant, the Cap Call Notes, the Investors Shareholders' Agreement, the Voting Trust Agreement or the Employment Agreement; and

                  (b) the offer, sale, or issuance by the Company of the Securities hereunder and the Cap Call Notes under the Investors Shareholders' Agreement or (assuming the exemption provided by Section 3(a)(9) of the Securities Act, in its current form is available and no commission is paid in conjunction therewith) the issuance of Common Stock upon conversion of the Preferred Shares and exercise of the Warrant, or the issuance of Series A Preferred Stock upon the conversion of the Cap Call Notes;

except for the Order in Aid of Confirmation by the Bankruptcy Court, and as required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and except for any notices of sale required to be filed with the Securities and Exchange Commission ("SEC") under Regulation D of the Securities Act, or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

              2.7 Litigation. There is no action, suit, proceeding, claim, arbitration, audit or investigation (an "Action") pending or to the best knowledge of the Company currently threatened against the Company or any Subsidiary, its properties or assets or, to the best knowledge of the Company against any officer, director, employee, consultant, independent contractor, agency employee or other agent of the Company or any Subsidiary in connection with such individual's relationship with, or actions taken on behalf of, the Company or any Subsidiary which questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, or prospects of the Company and its Subsidiaries taken as a whole, financial or otherwise, or any change in the current equity ownership of the Company or any Subsidiary. To the best knowledge of the Company, there is no factual basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the assets, condition or prospects of the Company or any Subsidiary, financial or otherwise. By way of example but not by way of limitation, there are no Actions pending or, to the best knowledge of the Company, threatened (or any basis therefor known to the Company) relating to the prior employment of any officer, director, employee, consultant, independent contractor, agency employee or other agent of the Company or any Subsidiary, their use in connection with the Company's business of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties which would result in any material adverse change in the assets, condition, or prospects of the Company and its Subsidiaries taken as whole, financial or otherwise. Neither the Company nor any Subsidiary is a party or subject to the provisions of any settlement agreement, order, writ, injunction, judgment or decree of any court or government agency or instrumentality, other than orders of the Bankruptcy Court in the Bankruptcy Case, true and complete copies of which orders have been furnished to the Investors. There is no Action by the Company nor any Subsidiary currently pending or which the Company or any Subsidiary intends to initiate.

              2.8 Patents and Trademarks. The Company's and its Subsidiaries' businesses as now conducted do not conflict with or infringe upon anyone's patents, copyrights, trademarks, service marks, mask works, trade secrets, or other proprietary rights in a manner which would have a material adverse effect on the assets, condition or prospects of the Company or any Subsidiary, financial or otherwise. The Company either directly or through its Subsidiaries owns, or has the right to use, all patents, trademarks, service marks, copyrights, mask works, trade secrets or other proprietary rights necessary for the conduct of its business as it is presently conducted without infringing on any patents, trademarks, service marks, copyrights, mask works, trade secrets or other proprietary rights of others. Neither the Company nor any Subsidiary has received any communications alleging that the Company or any Subsidiary (or any of their respective employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any patents, trademarks, service marks, copyrights, mask works, trade secrets or other proprietary rights of any other person or entity. A complete list of all the Company's patents, trademarks, service marks, copyrights, and mask works, including applications for the foregoing, is attached as Annex A to the Schedule of Exceptions. To the best knowledge of the Company, no third party has any ownership right, title, interest, claim in or lien on any of the Company's patents, trademarks, service marks, copyrights, mask works, trade secrets or other proprietary rights and the Company has taken, and in the future the Company intends to use its best efforts to take, all steps reasonably necessary to preserve its legal rights in the same. Neither the Company nor any Subsidiary is obligated to pay any royalties or other payments to third parties with respect to the license or use of any patents, trademarks, service marks, copyrights, mask works, trade secrets or other proprietary rights.

              2.9 Compliance with Law. The execution and delivery of this Agreement, the Employment Agreement, the Investors Shareholders' Agreement, the Voting Trust Agreement and the Warrant by the Company do not, and the consummation of the Merger and the issuance of the Cap Call Notes, the Common Stock, the Preferred Shares and the other transactions contemplated hereby and thereby will not, subject to the entry of the Order in Aid of Confirmation by the Bankruptcy Court, violate or constitute an occurrence of default under any provisions of the articles of incorporation or bylaws of the Company or any of its Subsidiaries or any judgment, order, writ or decree to which the Company, or any of its Subsidiaries is a party or by which any of the foregoing is bound or its assets are affected or violate any foreign, domestic, federal, state or local statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective businesses and assets. The Company and each Subsidiary is presently conducting its business so as to comply with all applicable foreign, domestic, federal, state and local statutes, ordinances, rules and regulations of any governmental authority, the violation of which would have a material adverse effect on the assets, condition or prospects of the Company or any Subsidiary, financial or otherwise. The Company and each Subsidiary is presently conducting its business so as to comply in all respects with all judgments, orders, writs and decrees to which it is a party or its assets or businesses are affected.

             2.10 Agreements; Action.

                  (a) There are no agreements, understandings, instruments or contracts to which the Company or any Subsidiary is a party or by which it is bound which involve (i) the leasing or subleasing of any real property or material item of personal property (which shall exclude leases of personal property having payment obligations of less than $100,000 per year), or (ii) the employment of any individuals by the Company or any of its Subsidiaries, or
(iii) license of any patent, trademark, service mark, copyright, mask work, trade secret or other proprietary right, or (iv) a joint venture or partnership, acquisition or disposition of a material asset, or the purchase or sale of securities, or (v) the settlement of any Action by or against the Company or any Subsidiary (collectively, with the agreements and arrangements described in items (x), (y) and (z) of the following sentence of this subsection, the "Material Agreements"). The Schedule of Exceptions contains a true, correct and complete list of (x) the top twenty (20) reseller agreements and arrangements of the Company or any of its Subsidiaries, determined on the basis of expected revenues during the current fiscal year; (y) the top twenty (20) agreements and arrangements of the Company or any of its Subsidiaries, determined on the basis of expected revenues during the current fiscal year; and (z) the top twenty (20) agreements and arrangements of the Company or any of its Subsidiaries determined on the basis of expected monetary obligations during the current fiscal year. Neither the Company nor any Subsidiary has breached any Material Agreement in any material respect. Neither the Company nor any Subsidiary has, and to the Company's best knowledge no other party thereto has, breached any provision of or is in default under any agreement or arrangement to which the Company or any Subsidiary is a party, which breach or default would have a material adverse effect on the assets, condition or prospects of the Company or any Subsidiary, financial or otherwise. Dennis Hayes has not breached, nor does the Company have any knowledge of any claim or threat that Dennis Hayes has breached, the 1988 Shareholder Agreement. Each Material Agreement is in full force and effect and, to the best knowledge of the Company, no other party to such Material Agreement is or threatens to be in default thereunder, and there is no basis for termination thereunder. Each of the Material Agreements is enforceable by and against the Company or its Subsidiaries in accordance with its terms, except as affected by (i) the Bankruptcy Code or the Plan, or (ii) equitable principles or the exercise of judicial discretion. The execution and delivery of this Agreement, the Employment Agreement, the Warrant, the Voting Trust Agreement, the Cap Call Notes and the Investors Shareholders' Agreement by the Company do not, and the consummation of the Merger and the other transactions contemplated hereby and thereby will not, violate or constitute an occurrence of default under (A) any Material Agreement or (B) any agreement, document or instrument to which the Company or any of its Subsidiaries is a party or any of its assets or business is bound or affected which violation or default would have a material adverse effect on the assets, condition or prospects of the Company or any of its Subsidiaries, financial or otherwise.

                  (b) The Company has not since September 30, 1995 (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, or agreed to do any of the foregoing, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of US $50,000 or in excess of US $250,000 in the aggregate, other than obligations or liabilities of the Company entered into (x) in the ordinary course of business and consistent with prior practice or (y) in connection with the Bankruptcy Case of less than Six Million U.S. Dollars (US $6,000,000) in the aggregate, (iii) made any loans or advances to any person, or (iv) sold, exchanged or otherwise disposed of any of its material assets or rights.

                  (c) The Company (i) is not a party to any contract with any agency or instrumentality of the U.S. government (a "Government Agency") which has been classified as to confidentiality by such Government Agency; (ii) does not manufacture or sell any products which have been designed to transmit encrypted voice, video or data traffic; (iii) does not manufacture or sell any products or items which are controlled pursuant to the International Traffic in Arms Regulations; (iv) does not conduct research or development activities for any Government Agency; and (v) does not sell any products to any Government Agency for which there is no readily available substitute which would perform substantially the same function.

             2.11 Registration Rights. Except for the registration rights under the 1988 Shareholder Agreement (which rights will be terminated as of the Redemption) and except as provided in the Investors Shareholders' Agreement, the Company has not granted or agreed to grant any registration rights, including piggy-back rights, to any person or entity.

             2.12 Title to Property and Assets. Included in the Schedule of Exceptions is a true, correct and complete list and brief description of all real property and a list of all material items of personal property owned or leased by the Company and each of its Subsidiaries. The Company and its Subsidiaries own their property and assets free and clear of all mortgages, liens, claims, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business (excluding liens for borrowed money, or that may arise by reason of violations of law or breach of contract) and do not materially impair the Company's or its Subsidiaries' ownership or use of such property or assets. With respect to the property and assets it leases, the Company and each of its Subsidiaries are in compliance with such leases and, to the best knowledge of the Company, holds a valid leasehold interest free of any liens, claims or encumbrances, which liens, claims or encumbrances would be materially adverse to the Company or such Subsidiary.

             2.13 Voting Arrangements. The Company is not a party to, nor to the best knowledge of the Company, are there any outstanding shareholder agreements, voting trusts, proxies or other arrangements or understandings among the shareholders of the Company relating to the voting of their respective shares.

             2.14 Financial Statements. The Company has delivered to each Investor its audited financial statements (balance sheet and profit and loss statement) at and for the fiscal year ended September 30, 1994, and its unaudited financial statements (balance sheet, profit and loss statement) at and for the year ended September 30, 1995 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and have been prepared on a consistent basis throughout the periods indicated. The Company has also delivered to the Investors true and complete copies of all reports prepared by Arthur Andersen & Company and Deloitte & Touche with respect to the Company. The Financial Statements fairly present the financial condition and operating results of the Company and its Subsidiaries on a consolidated basis as of the dates, and for the periods, indicated therein.

             The Company and its Subsidiaries have incurred no liabilities or obligations since September 30, 1995, whether absolute, accrued, contingent or otherwise, except for (a) the liabilities and obligations of the Company disclosed or provided for in the Plan, to the extent and in the amounts so disclosed or provided for, and (b) liabilities incurred or accrued in the regular and ordinary course of business which will not, either individually or in the aggregate, have a material adverse effect on the assets, condition or prospects of the Company or its Subsidiaries, financial or otherwise.

             2.15 Changes. Since September 30, 1995, there has been no material adverse change in the assets, liabilities (contingent or otherwise), condition, operating results, business or prospects of the Company or any Subsidiary, financial or otherwise.

             2.16 Absence of Change or Event. Since September 30, 1995, the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course and have not:

                  (a) when considered as a whole, incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, in excess of US $50,000 individually or $250,000 in the aggregate, except liabilities or obligations incurred in the ordinary course of business and consistent with prior practice;

                  (b) mortgaged, pledged or subjected to lien, restriction or any other encumbrance any of the material property, businesses or assets, tangible or intangible, of the Company or any Subsidiary;

                  (c) (i) sold, transferred, leased to others or otherwise disposed of any of its material assets (or committed to do any of the foregoing), including the payment of any loans owed to any affiliate, except for inventory sold to customers or returned to vendors and payments to any non-affiliates on account of accounts payable or scheduled payments in respect of indebtedness for money borrowed disclosed in the Financial Statements or in the Schedule of Exceptions, in each case in the ordinary course of business and consistent with prior practice, or (ii) canceled, waived, released or otherwise compromised any debt or claim or any right of significant value;

                  (d) suffered any damage, destruction or loss (whether or not covered by insurance) which has had or could have a material adverse effect on the assets, condition or prospects of the Company and its Subsidiaries, financial or otherwise;

                  (e) when considered as a whole, made or committed to make any capital expenditures or capital additions or betterments in excess of an aggregate of US $100,000, excluding individual items of less than $10,000 which would not in the aggregate exceed $500,000;

                  (f) encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs;

                  (g) instituted any litigation, action or proceeding before any court, governmental body or arbitration tribunal relating to it or its property, except for litigation, actions or proceedings instituted in connection with the Bankruptcy Case or in the ordinary course of business and consistent with prior practice;

                  (h) declared or paid any dividend or made or agreed to make any other payment or distribution in respect of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock or agreed to do any of the foregoing;

                  (i) increased or agreed to increase the compensation of any officer, director, employee, consultant, independent contractor, agency employee or other agent of the Company or any Subsidiary, directly or indirectly, including by means of any bonus, loan, retention plan, pension plan, profit sharing, deferred compensation, savings, insurance, retirement, incentive, severance, stock purchase or stock option plan or any other employee benefit plan, compensation or remuneration plan, program or arrangement, except with respect to ordinary or semi-annual increases to base pay consistent with past practices;

                  (j) increased promotional or advertising expenditures except in the ordinary course of business consistent with prior practice or otherwise changed its policies or practices with respect thereto; or

                  (k) made or changed any election concerning taxes or tax returns, changed an annual accounting period, adopted or changed any accounting method, filed any amended return, entered into any closing agreement with respect to taxes, settled any tax claim or assessment or surrendered any right to claim a refund of taxes or obtained or entered into any tax ruling, agreement, contract, understanding, arrangement or plan.

             2.17 Proprietary Information. None of the Company, any Subsidiary or Dennis Hayes has done anything to compromise the secrecy, confidentiality or value of any of its trade secrets, know-how, inventions, prototypes, designs, processes or technical data required to conduct its business as now conducted. All of the officers, directors and employees of the Company and each of its Subsidiaries have executed a non-disclosure/invention assignment agreements in the forms attached to the Schedule of Exceptions. To the best knowledge of the

Company, no officer, director, employee or consultant of the Company or any Subsidiary in connection with such employee's employment with the Company or any Subsidiary, has violated the terms of any agreement with a previous employer. To the best knowledge of the Company, none of the officers, directors, employees or consultants of the Company or any Subsidiary are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with their obligation to use their best efforts to promote the interests of the Company and its Subsidiaries or that would conflict with the Company's business as conducted. It is currently not necessary nor will it be necessary for the Company or any of its Subsidiaries to utilize, nor will the Company or any of its Subsidiaries utilize, any inventions of any of its directors, officers, employees or consultants (or people it currently intends to hire) made or owned (by the directors, officers, employees or consultants or their former employees) prior to their employment with or engagement by the Company or any of its Subsidiaries in violation of any limitations or restrictions to which any such director, officer, employee or consultant is a party. To the best knowledge of the Company, none of the directors, officers, employees or consultants (including without limitation former directors, officers, employees and consultants) of the Company or any of its Subsidiaries have taken, removed or made copies of any proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer relating to the business as conducted or proposed to be conducted of such previous employer.

             2.18 Permits. The Company and its Subsidiaries have all franchises, permits, licenses, orders of the Bankruptcy Court and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company or any of its Subsidiaries and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as currently planned to be conducted. Neither the Company nor any of its Subsidiaries is in default in any material respect under any of such franchises, permits, licenses, or other similar authority. Neither the execution nor delivery of this Agreement, the Employment Agreement, the Warrant, the Voting Trust Agreement, the Cap Call Notes or the Investors Shareholders' Agreement, nor the consummation of the transactions contemplated hereby and thereby will result in the termination of any material franchise, permit, license or right held by the Company or any Subsidiary, and all such franchises, permits, licenses and rights will remain vested in and inure to the benefit of the Company and the Subsidiaries after the consummation of the transactions contemplated by this Agreement.

             2.19 Brokers or Finders. None of the Company, any Subsidiary or Dennis Hayes has engaged any broker, investment banker or finder in connection with the sale of the Securities.

             2.20 Minute Books. The minute books of the Company and each Subsidiary as provided to the Investors contain a complete record of all meetings, consents and actions of the Board of Directors and the shareholders of the Company and such Subsidiaries since the time of its incorporation, accurately reflecting all such meetings, consents and actions in all material respects.

             2.21 Tax. As used in this Agreement, "taxes" or "tax liability" means all taxes (including but not limited to income taxes, excise taxes, sales taxes, property taxes, occupational or employment taxes, gross receipts taxes or any other taxes), including applicable interest additions to tax and penalties.

                  (a) Each of the Company and its Subsidiaries has filed all required tax returns, and has paid all taxes owed by any of the Company and its Subsidiaries (whether or not shown on any tax return) with respect to any period ending on or before the date of Closing or any period on or before the last day of the taxable year of the Company's consolidated group in which the Closing date occurs (determined with respect to such year by closing the books of the Company and its Subsidiaries as of the end of the Closing date). Such returns are correct and complete in all material respects.

                  (b) Each of the Company and its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

                  (c) Each of the Company and its Subsidiaries has adequately accrued amounts with respect to the payment of all taxes that are not yet due and payable and that relate to periods through the date hereof and the Closing date.

                  (d) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income tax return, or any consolidated or combined or unitary group filing a state tax return, other than a group the common parent of which is the Company.

                  (e) None of the Company or its Subsidiaries has any liability for taxes (i) as a transferee or successor, or (ii) imposed by contract which would not be otherwise paid by the Company or such Subsidiary.

             There are no unpaid foreign, federal, state or local taxes assessed or asserted in writing in respect of any tax returns filed by the Company or any of its Subsidiaries or claimed in writing to be due by the appropriate taxing authority, except those, if any, currently being contested in good faith which are disclosed on the Schedule of Exceptions. Neither the Company nor any of its Subsidiaries is being audited or has ever been audited by the Internal Revenue Service (the "IRS") or any other taxing authority. No request by the Company or any of its Subsidiaries for ruling or determination letters relating to foreign, federal, state or local taxes is pending with any taxing authority. Neither the Company nor any of its Subsidiaries has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code, by reason of a change in accounting method initiated by it or required by law, and neither the Company nor Dennis Hayes has any knowledge that the IRS has proposed or purported to require any such adjustment or change in accounting method.

             2.22 Environmental Matters.

                  (a) The Company and its Subsidiaries have complied in all material respects with and are in material compliance with all foreign, federal, state and local laws, statutes, rules, regulations, ordinances, permits and licenses relating to the protection of the environment ("Environmental Laws") applicable to their respective businesses, facilities and properties, and the Company and its Subsidiaries have obtained all environmental licenses and permits required for their respective businesses and operations, a list of which is contained in the Schedule of Exceptions, and all of which are valid and in full force and effect.

                  (b) Neither the Company nor any of its Subsidiaries has received any notice or is subject to any claim or demand from any person or governmental body concerning any emission, discharge, spill, leak, release, threatened release, event, condition, circumstance, activity, practice or incident of or relating to Hazardous Materials (as hereinafter defined) that (i) may interfere with or prevent material compliance or continued compliance by the Company or its Subsidiaries with any Environmental Law, (ii) may give rise to or result in any liability of the Company or its Subsidiaries to any person or governmental body for damage or injury to natural resources, wildlife, human health or the environment, or (iii) could reasonably be expected to result in the Company or its Subsidiaries incurring any expense, cost, loss or liability.

                  (c) The Company and its Subsidiaries are not, as a result of the operation or condition of their business or assets, subject to any (i) contingent liability in connection with any release or threatened release of Hazardous Materials (as hereafter defined) into the environment whether on or off any property or facility now or previously owned, leased or used by the Company or its Subsidiaries (collectively, the "Company Properties") or (ii) removal or remediation requirements under any Environmental Law, or any reporting requirements related thereto.

                  (d) Neither the Company nor its Subsidiaries have been notified that any of them are potentially liable or have received any requests for information or other correspondence concerning any of the Company Properties or any other site or facility, and are not otherwise aware that they are considered potentially liable under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state law.

                  (e) No use, storage, handling, disposal, release, burial or placement of hazardous or toxic substances, wastes, pollutants, or contaminants, or petroleum, gas products, biomedical waste or asbestos-containing materials (as any of such terms may be defined under federal, state or local law) (hereinafter collectively referred to as "Hazardous Materials") by the Company has occurred, except in accordance with law, on, in, at, or about the Company Properties or to the knowledge of the Company, any other facility or site to which Hazardous Materials from the Company or its Subsidiaries may have been taken at any time in the past.

                  (f) To the best knowledge of the Company, there has been no disposal, release, burial or placement of Hazardous Materials on any property which (i) is currently owned or upon which the Company or its Subsidiaries currently conduct activities or operations; or (ii) was owned by the Company, or upon which the Company, its Subsidiaries, or any of their predecessors previously conducted activities or operations which may result or has resulted in contamination of, or beneath, any of the Company Properties.

                  (g) All of the above ground and underground storage tanks located on Company and Subsidiary owned properties have been identified in the Schedule of Exceptions.

                  (h) No lien has been asserted on any Company or Subsidiary owned properties or to the knowledge of the Company any other Company Property under Environmental Laws.

                  (i) Except as provided in the Schedule of Exceptions, no audit, investigation or audit has been conducted by the Company, or to the knowledge of the Company by any other person as to the environmental matters at any of the Company Properties.

             2.23 Insurance. The insurance policies held by the Company and its Subsidiaries are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the Closing have been or will be paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and all agreements to which the Company and each Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage for the assets and operations of the Company and each Subsidiary; will remain in full force and effect through the Closing without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Schedule of Exceptions identifies all risks which have been designated as being self insured. None of the Company and the Subsidiaries has been refused any insurance with respect to the respective assets or operations of the Company or any Subsidiary, nor has any such coverage been limited, by any insurance carrier to which the Company or any Subsidiary has applied for any such insurance or with which the Company or any Subsidiary has carried insurance during the last five years.

             2.24 Affiliate Interests.

                  (a) The Schedule of Exceptions sets forth all amounts in excess of US $10,000 in the aggregate paid (or deemed for accounting purposes to have been paid) and services provided by the Company or any Subsidiary to, or received by the Company or any Subsidiary from, any affiliate of the Company, any Subsidiary or any shareholder, officer or director of the Company or any Subsidiary during the last fiscal year for products or services (including any charge for administrative, purchasing, financial or other services) and all such amounts currently owed by the Company or any Subsidiary to, or to the Company or any Subsidiary by, any affiliate of the Company, any Subsidiary, or any shareholder, officer or director of the Company or any Subsidiary.

                  (b) Each contract, agreement or arrangement between the Company or any Subsidiary, on the one hand, and any affiliate of the Company or any Subsidiary or any shareholder, officer or director of the Company or any Subsidiary, on the other hand ("Affiliate Agreements") is described in the Schedule of Exceptions. Except as disclosed in the Schedule of Exceptions, each of the transactions described in the Schedule of Exceptions and each of the Affiliate Agreements was entered into in the ordinary course of business and on commercially reasonable terms and conditions.

                  (c) Except as set forth in the Schedule of Exceptions, no shareholder, officer or director of the Company or any Subsidiary has any material interest in any property, real or personal, tangible or intangible, including without limitation, inventions, patents, trademarks, service marks or trade names, used in or pertaining to the business of the Company or any Subsidiary.

             2.25 Customers, Suppliers, Distributors, Etc. No material supplier, customer, distributor or sales representative of the Company or any Subsidiary has canceled or otherwise terminated, or made any written threat to the Company or any Subsidiary or to any of their affiliates to cancel or otherwise terminate, for any reason, including the consummation of the transactions contemplated hereby, its relationship with the Company or any Subsidiary, or has at any time on or after September 30, 1995 decreased materially its services or supplies to the Company or any Subsidiary in the case of any such supplier, distributor or sales representative, or its usage of the services or products of the Company or any Subsidiary in the case of any customer. To the best knowledge of the Company, no such supplier, customer, distributor or sales representative intends to cancel or otherwise terminate its relationship with the Company or any Subsidiary or to decrease materially its services or supplies to the Company or any Subsidiary or its usage of the services or products of the Company or any Subsidiary, as the case may be.

             2.26 Absence of Questionable Payments. Neither the Company or any Subsidiary nor, to the best knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Neither the Company or any Subsidiary nor, to the best knowledge of the Company, any current director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, has accepted or received any unlawful contributions, payments, gifts, or expenditures. Each of the Company and the Subsidiaries that is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.

             2.27 Products.

                  (a) The Schedule of Exceptions sets forth all claims asserted or, to the best knowledge of the Company, threatened at any time during the past five years against the Company or any Subsidiary in respect of personal injury, wrongful death or property damage (excluding claims of property damage of less than $10,000 individually or $250,000 in the aggregate) alleged to have resulted from products or services provided by the Company or any Subsidiary, together with a description of each such claim or action initiated with respect thereto and the disposition thereof.

                  (b) The Company and the Subsidiaries have not experienced product recall or warranty claims in excess of 5% of aggregate gross sales for any of the past five (5) years.

             2.28 Benefit Plans. Neither the Company nor any of its Subsidiaries is in material default with respect to compliance with the provisions of any employment, bonus, profit sharing, compensation, loan remuneration, employee benefit, incentive, pension or retirement, stock purchase or stock option, retention or employment agreement, plan, program or arrangement or any oral or written contract or agreement with directors, officers, employees, independent contractors, agency employees or unions, or consultants to which the Company or any of its Subsidiaries is a party or is subject. The Company has delivered to the Investors true, correct and complete copies of all such obligations (to the extent they are in writing or written descriptions to the extent they are oral), each of which is attached to the Schedule of Exceptions.

             Neither the Company nor any of its Subsidiaries has, and never has had, any union contracts or collective bargaining agreements with, or employee benefit plans for collective bargaining groups or pursuant to collective bargaining agreements, or any other obligations to, employee organizations or groups relating to the Company's business or the Company's or its Subsidiaries' employees. No collective bargaining agent has been certified as a representative of any of the employees of the Company or any Subsidiary and no representation campaign, strike, slowdown, picketing, work stoppage or other job action has occurred or is threatened to occur with respect to any of the employees of the Company or any of its Subsidiaries.

             All plans are in full compliance with all applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and regulations issued under the Code and ERISA.

             All employee benefit plans which are identified as, and have been represented to be, qualified plans under Section 401(a) or Section 401(k) with exempt trusts under Section 501(a) of the Code are in full compliance with all Code provisions and all applicable regulations with respect to Section 401(a) and Section 401(k) qualified plans and Section 501(a) exempt trusts. Such plans and their funding agreements and administrative forms and notices contain no language and the administrators and fiduciaries of such plans have engaged in no acts of commission or omission which may result in the disqualification of such plans under Section 401(a) or Section 401(k) of the Code or trusts under Section 501(a) of the Code.

             To the best knowledge of the Company, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, or on behalf of, against or with respect to any of the employee benefit or compensation plans, programs, arrangements or agreements maintained or previously maintained by the Company or any of its Subsidiaries.

             None of the Company, any of its Subsidiaries or any of the plans subject to ERISA, nor any fiduciary or any employee of the Company or any of its Subsidiaries involved in the administration of such plans has engaged in a transaction subject to either a civil penalty pursuant to Section 409 or 502(i) or Section 502(l) of ERISA or a tax pursuant to Section 4975 or 4976 of the Code in connection with which the Company or any of its Subsidiaries has directly or indirectly incurred, or may incur, liability.

             All compensation and benefit plans, programs, arrangements and agreements currently maintained by the Company or any of its Subsidiaries may be amended or terminated by the Company or its applicable Subsidiary at any time upon reasonable notice without reservation or penalty except for customary "run-out" provisions. All terminated compensation and benefit plans, programs, arrangements and agreements of the Company or any of its Subsidiaries were terminated in accordance with the written provisions of the plan, program, arrangement or agreement and of applicable provisions of the Code and ERISA. Any employee pension benefit plan which was qualified under Code Section 401(a) retained its qualified plan status at the time of termination of the plan.

             To the extent that the Employee Stock Plan and any predecessor to that plan holds or held securities of the Company or any Subsidiary as an investment of the plan, the Employee Stock Plan, its sponsors, fiduciaries and trustee have complied in all material respects with all requirements of the federal or state securities laws, ERISA and the Code which apply to the purchase, holding or sale of such securities by an employee pension benefit plan which is intended to be a qualified plan under Section 401(a) of the Code. Such compliance includes, but is not limited to, all applicable disclosure, reporting and registration requirements; benefit distribution requirements; and voting requirements.

             2.29 Disclosure. None of (i) this Agreement (including the Schedule of Exceptions); (ii) all other written statements made or delivered in connection herewith, including the Confidential Disclosure Memorandum dated November 17, 1995 (the "Disclosure Memorandum"); or (iii) the information concerning the Company which is set forth in the "Disclosure Statement of Debtor with Regard to Debtor's Amended and Restated Plan of Reorganization dated July 20, 1995," contain any untrue statement of a material fact or omit to state a material fact necessary to make statements herein or therein not misleading. The Disclosure Memorandum and the information contained therein shall not modify any representation and warranty of the Company contained in this Agreement.

             2.30 Business Relationships. The Company has not entered into any legally binding agreement or undertaking with or made legally binding promises to any Investor, as an inducement for such Investor to enter into this Agreement or otherwise, which would obligate the Company (i) to conduct business with such Investor in the future on any basis or (ii) to make any investment, directly or indirectly, in any entity or facility.

         2B. Representations and Warranties of Dennis Hayes. Dennis Hayes hereby represents and warrants to each Investor, except as set forth on the Schedule of Exceptions, which exceptions shall specifically identify the Section to which it applies and shall be deemed to be a representation and warranty as if made hereunder, as follows:

             2B.1 Title to Stock. Dennis Hayes owns, beneficially and of record, 15,216,974.2181 shares of Common Stock of the Company free and clear of all liens, claims and encumbrances whatsoever. Dennis Hayes owns of record, in trust for the Company, those shares of stock of the Subsidiaries as shown in the Schedule of Exceptions, free and clear of all liens, claims and encumbrances whatsoever.

             2B.2 Authorization. Dennis Hayes has the capacity and authority to execute and deliver this Agreement, the Investors Shareholders' Agreement, the Employment Agreement, the Voting Trust Agreement and each other document, instrument and agreement to be entered into by Mr. Hayes pursuant hereto or thereto, to perform hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby without the necessity of any act or consent of any other person whomsoever. This Agreement constitutes, and the Investors Shareholders' Agreement, the Employment Agreement and the Voting Trust Agreement will upon the execution and delivery thereof constitute, the valid and legally binding obligations of Dennis Hayes, enforceable in accordance with their terms except as affected by (i) bankruptcy or insolvency laws, and (ii) equitable principles, public policy or the exercise of judicial discretion.

             2B.3 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign, United States federal, state, local or provincial governmental authority on the part of Dennis Hayes is required to be obtained in connection with Dennis Hayes' valid execution, delivery, or performance of this Agreement, the Investors Shareholders' Agreement, the Voting Trust Agreement or the Employment Agreement.

             2B.4 Litigation. There is no Action pending or to the knowledge of Dennis Hayes currently threatened against Dennis Hayes, his properties or assets which questions the validity of this Agreement or the right of Dennis Hayes to enter into this Agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, or prospects of the Company and its Subsidiaries taken as a whole, financial or otherwise, or any change in the current equity ownership of the Company or any Subsidiary. By way of example but not by way of limitation, there are no Actions pending or, to the best knowledge of Dennis Hayes threatened (or any basis therefor known to Dennis Hayes) relating to his prior employment, his use in connection with the Company's business of any information, technology or techniques allegedly proprietary to any of his former employers, clients or other parties, or his obligations under any agreements with prior employers, clients or other parties which would result in any material adverse change in the assets, condition, or prospects of the Company and its Subsidiaries taken as whole, financial or otherwise. Dennis Hayes is not a party or subject to the provisions of any settlement agreement, order, writ, injunction, judgment or decree of any court or government agency or instrumentality, other than orders of the Bankruptcy Court in the Bankruptcy Case, true and complete copies of which orders have been furnished to the Investors. There is no Action by Dennis Hayes currently pending or which Dennis Hayes intends to initiate.

             2B.5 Voting Arrangements and Other Ownership Interests. Except for the 1988 Shareholder Agreement and the Investors Shareholders' Agreement and Voting Trust Agreement to be entered into in connection herewith, Dennis Hayes is not a party to, nor to the best knowledge of Dennis Hayes, are there any outstanding shareholder agreements, voting trusts, proxies or other arrangements or understandings among the shareholders of the Company relating to the voting of their respective shares. Dennis Hayes has not breached, nor is he aware of any threat that he has breached, the 1988 Shareholder Agreement. Except as set forth in Section 2.3 of the Schedule of Exceptions, neither Dennis Hayes, Mina Hayes nor any affiliate of Dennis Hayes presently owns or controls, directly or indirectly, any interest in any other corporation, association, partnership or other business entity that conducts any material business with or has any material business relationship with the Company or any of its Subsidiaries.

             2B.6 Company Representations. To the best knowledge of Dennis Hayes, each of the representations and warranties of the Company contained in
Article 2A hereof is true and correct.

         3. Representations and Warranties of Each Investor. Each Investor hereby severally and not jointly represents and warrants with respect to itself that except as set forth in such Investor's Schedule of Exceptions delivered to the Company simultaneously herewith (provided that the representation and warranty in Section 3.5 is made as of the date of Closing only):

             3.1 Authorization. Such Investor has the capacity and authority to execute and deliver this Agreement, the Investors Shareholders' Agreement and the other documents, instruments and agreements to be entered into pursuant hereto by such Investor, to perform hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby without the necessity of any act or consent of any other person whomsoever (other than the expiration or early termination of the HSR Act waiting period). All corporate action on the part of such Investor, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Investors Shareholders' Agreement and the performance of all obligations of such Investor hereunder and thereunder has been taken or will be taken on or prior to the Closing. This Agreement constitutes, and the Investor Shareholders' Agreement will on the date of Closing constitute such Investor's valid and legally binding obligation, enforceable in accordance with its terms except as affected by (i) bankruptcy or insolvency laws, and (ii) equitable principles, public policy or the exercise of judicial discretion. Each Investor hereby represents that the person executing this Agreement on its behalf is duly authorized to do so.

             3.2 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign, United States federal, state, local or provincial governmental authority on the part of such Investor is required in connection with such Investor's valid execution, delivery, or performance of this Agreement of the Investors Shareholders' Agreement except the Order in Aid of Confirmation of the Plan and as required pursuant to the HSR Act, and except for any notices of sale required to be filed with the SEC under Regulation D of the Securities Act, or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

             3.3 Litigation. There is no Action pending or currently threatened against such Investor or, to the best knowledge of the Investor, against any officer, director or employee of such Investor in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of such Investor which questions the validity of this Agreement or the right of such Investor to enter into this Agreement, or to consummate the transactions contemplated hereby.

             3.4 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor confirms, that the Securities to be received by such Investor hereunder will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor purchasing Securities hereunder further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities, or any portion thereof. Each Investor that is an entity represents that it has full power and authority to enter into this Agreement.

             3.5 Disclosure of Information. Such Investor believes it has received all the information it has requested from the Company for deciding whether to purchase the Securities. Such Investor further represents that it has had an opportunity to ask questions and receive answers and to obtain copies of any documents or other instruments from the Company regarding the terms and conditions of the offering of the Securities and is not relying on the due diligence or financial or legal representation of any other Investor. The foregoing does not modify the Company's and Dennis Hayes' representations and warranties set forth herein or the Investor's right to rely thereon.

             3.6 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Investor also represents it has not been organized solely for the purpose of acquiring the Securities.

             3.7 Accredited Investor. Such Investor is an "Accredited Investor" as defined in Regulation D of the Securities Act.

             3.8 Brokers or Finders. Such Investor has not engaged any broker, investment banker or finder in connection with the purchase of the Securities.

             3.9 Organization and Capitalization. Such Investor is and will be at the Effective Time a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. To the extent applicable to each Investor, each Investor hereby represents and warrants that its Investor Sub will be at Closing a newly formed corporation, in good standing under the laws of the State of Georgia with no operating history and will have no obligations, liabilities or encumbrances of any kind or nature whatsoever, other than its obligations under this Agreement.

             3.10 Business Relationships. Such Investor has no legally binding agreement or understanding with the Company (i) which obligates the Company to conduct business with such Investor in the future on any basis, or (ii) to make any investment, directly or indirectly, in any entity or facility.

         4. Conditions of Each Investor's Obligations at Closing. The obligations of each Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:
(a) the entry of the Order in Aid of Confirmation; and (b) the satisfaction or waiver, as determined by the Investors purchasing a majority of the Preferred Shares (which determination shall be at the sole and absolute discretion of such Investors and may be made without regard to the interests of any other Investor), of each of the conditions set forth below, the waiver of which shall be effective if waived in writing by Investors purchasing a majority of the Preferred Shares:

             4.1 Expiration of Bankruptcy Appeal. The Effective Date will have passed such that the Order and the Order in Aid of Confirmation will have become final, subject only to the provisions of Section 1144 of the Bankruptcy Code. As used herein, the Order and the Order in Aid of Confirmation shall be deemed "final" when (i) the time to appeal, petition for certiorari or to seek reargument or rehearing has expired and no appeal, reargument, certiorari petition or rehearing is pending; or (ii) if any appeal, reargument, writ of certiorari or rehearing thereof has been sought, the Order or the Order in Aid of Confirmation has been affirmed by the highest court to which the Order or the Order in Aid of Confirmation was appealed or from which the reargument, certiorari, or rehearing was sought, and the time to take any further appeal or to seek certiorari or further reargument or rehearing has expired. The Order in Aid of Confirmation shall be in form and substance satisfactory to the Investors purchasing a majority of the Preferred Shares in such Investors' sole discretion.

             4.2 Representations and Warranties. The representations and warranties of the Company and Dennis Hayes contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

             4.3 Performance. The Company and Dennis Hayes shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it or him on or before the Closing. The entering into, delivery and performance of this Agreement by the Company shall have been duly authorized by all necessary corporate action.

             4.4 Compliance Certificate. At the Closing, Dennis Hayes as the President of the Company, and personally shall deliver to each Investor a certificate dated as of the Closing certifying that the conditions set forth in Sections 4.1, 4.2 and 4.3 have been fulfilled as of the Closing, provided that Dennis Hayes' personal certificate shall apply to his representations and warranties and the performance of his covenants only.

             4.5 Regulatory Approvals. The Company and the Investors shall have filed all required reports and satisfied all requests for additional information pursuant to the HSR Act, and all applicable waiting periods shall have expired or been terminated.

             4.6 No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, or which is related to, or arises out of, this Agreement, the Investors Shareholders' Agreement, the Warrant, the Voting Trust Agreement, the Employment Agreement, the Merger or the consummation of the transactions contemplated hereby or thereby, or which is related to or arises out of the business of the Company or any of its Subsidiaries, if such action, proceeding, investigation, regulation or legislation, in the reasonable judgment of the Investors purchasing a majority of the Preferred Shares would make it inadvisable to consummate such transactions.

             4.7 Investor Performance. With respect to each Investor, each other Investor shall have performed and complied with all agreements and obligations contained in this Agreement that are required to be performed and complied with by it on or before Closing and its representations and warranties shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

             4.8  Opinions.

                  (a) The Company shall have delivered the opinions of Parker, Johnson, Cook & Dunlevie with respect to the transactions contemplated by this Agreement, and Lamberth, Bonapfel, Cifelli, Willson & Stokes, P.A., with respect to the Bankruptcy Case, in each case in form and substance reasonably satisfactory to the Investors purchasing a majority of the Preferred Shares.

                  (b) Dennis Hayes shall have delivered the opinion of Greene, Buckley, Jones & McQueen in form and substance reasonably satisfactory to the Investors purchasing a majority of the Preferred Shares.

             4.9 Completed Financing. All conditions to the lender's (or lenders') obligations to make loans to the Company under the definitive agreements between the Company and the CIT Group/Credit Finance, Inc. in respect of new debt financing in an amount available to be borrowed of up to $70 million (the "New Debt Financing") shall have been satisfied or waived (other than any such conditions related solely to receipt of evidence of satisfaction or waiver of the conditions to the obligations of the parties to this Agreement to consummate the transactions contemplated hereby).

             4.10 Closing Deliveries. The Company and Dennis Hayes shall have delivered to the Investors each of the certificates, documents and agreements required to be delivered by such party hereunder.

             4.11 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto and deliverable by the Company, its Subsidiaries and Dennis Hayes at the Closing shall be reasonably satisfactory in form and substance to counsel to the Investors purchasing a majority of the Preferred Shares, and such counsel shall have received all such counterpart originals and certified or other copies of such documents as they may reasonably request.

             5. Conditions of the Company's and Dennis Hayes' Obligations at Closing. The obligations of the Company and Dennis Hayes under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by each Investor:

             5.1 Expiration of Bankruptcy Appeal. The Effective Date will have passed such that the Order and the Order in Aid of Confirmation will have become final, subject only to the provisions of Section 1144 of the Bankruptcy Code. As used herein, the Order and the Order in Aid of Confirmation shall be deemed "final" when (i) the time to appeal, petition for certiorari or to seek reargument or rehearing has expired and no appeal, reargument, certiorari petition or rehearing is pending; or (ii) if any appeal, reargument, writ of certiorari or rehearing thereof has been sought, the Order or the Order in Aid of Confirmation has been affirmed by the highest court to which the Order or the Order in Aid of Confirmation was appealed or from which the reargument, certiorari, or rehearing was sought, and the time to take any further appeal or to seek certiorari or further reargument or rehearing has expired. The Order in Aid of Confirmation shall be in form and substance reasonably satisfactory to the Company.

             5.2 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 hereof shall be true on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

             5.3 Capitalization of Subsidiaries. Rinzai shall have duly formed and capitalized Financial Sub in the amount and as specified in Section 1.1(e) hereof.

             5.4 Regulatory Approvals. The Company and the Investors shall have filed all required reports and satisfied all requests for additional information pursuant to the HSR Act and all applicable waiting periods shall have expired or terminated.

             5.5 Closing Deliveries. Each of the Investors shall have delivered to the Company each of the certificates, documents and agreements required to be delivered by such party hereunder.

             5.6 Proceedings and Documentation. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto and deliverable by the Investors or the Investor Subs shall be reasonably satisfactory in form and substance to counsel to the Company, and such counsel shall have received all such counterpart originals and certified or other copies of such documents as they may reasonably request.

             5.7 Investor Opinions. Each of the Investors shall have delivered the opinion of counsel to such Investor with respect to the transactions contemplated by this Agreement in form and substance reasonably satisfactory to the Company.

             6.  Covenants.

             6.1 Conduct of Business Prior to the Closing Date. The Company agrees that, between the date hereof and the date of Closing:

                  (a) Except as contemplated by this Agreement or permitted by written consent of the Investors purchasing a majority of the Preferred Shares, the Company and each Subsidiary shall operate their respective businesses only in the ordinary course consistent with prior practice and not to:

                      (i)   take any action of the nature referred to in
Section 2.16, except as permitted therein;

                      (ii) change the Company's or any Subsidiary's banking or safe deposit arrangements; or

                      (iii) change the Company's or any Subsidiary's certificate or articles of incorporation or bylaws.

                  (b) The Company shall preserve the business organization of the Company and each Subsidiary intact and shall use its best efforts to keep available to the Company the services of the present officers and employees of the Company and each Subsidiary and to preserve for the Company the goodwill of the Company's and each Subsidiary's suppliers, customers, distributors, sales representatives and others having business relations with the Company or any Subsidiary.

                  (c) The Company and each Subsidiary shall maintain in force the insurance policies referred to in Section 2.23 or insurance policies providing the same or substantially similar coverage; provided, however, that the Company will notify the Investors prior to the expiration of any of such insurance policies.

                  (d) Except as contemplated by this Agreement or permitted by written consent of the Investors, no plan, fund, or arrangement described in
Section 2.28 has been or will be:

                      (i)   terminated by the Company or any Subsidiary;

                      (ii) amended (except as expressly required by law) in any manner which would directly or indirectly increase the benefits accrued, or which may be accrued, by any participant thereunder; or

                      (iii) amended in any manner which would materially increase the cost to the Company or any Subsidiary of maintaining such plan, fund, or arrangement.

             6.2 Employment Agreement. At the Closing, Dennis Hayes and the Company shall enter into an Employment Agreement in the form attached hereto as Exhibit "F" (the "Employment Agreement").

             6.3 Consents. The Company and Dennis Hayes agree to take all actions and effect all filings necessary to obtain all licenses, consents, approvals and authorizations of all third parties and governmental bodies necessary for it to consummate the Merger and the other transactions contemplated by this Agreement.

             6.4 Chief Executive and Chief Financial Officers. During the period prior to the Closing, the Company agrees not to appoint, or enter into any agreement or arrangement to appoint, a new Chief Executive Officer or Chief Financial Officer without first obtaining the prior written consent of the Investors purchasing a majority of the Preferred Shares, which consent may be withheld by any such party in exercise of its sole and absolute discretion.

             6.5 Examination of Records. Subject to any applicable court orders, during the period prior to the Closing, the Company shall allow the Investors, their respective counsel and other representatives reasonable access during normal business hours to all books, records, files, documents, assets, properties, contracts and agreements of the Company and its Subsidiaries and shall furnish Investors and their respective counsel and representatives with all available information concerning the affairs of the Company and its Subsidiaries which is reasonably requested or as necessary to allow the Investor to make (i) the representation and warranty contained in Section 3.5 hereof, or
(ii) the determination that the condition set forth in Section 4.9 has been satisfied.

             6.6 Delivery of Interim Financial Statements. During the period prior to the Closing, the Company shall promptly deliver to each Investor all regularly prepared unaudited financial statements of the Company, in format historically utilized internally, as soon as available.

             6.7 Notification of Certain Matters. Promptly after receipt of notice thereof, each of the Company, Dennis Hayes, and the Investors shall advise the other parties hereto of (i) the occurrence or failure to occur of any event, the occurrence or failure of which is reasonably believed by such party to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof through the Closing Date; and (ii) any material failure of such party to comply with or satisfy any covenant or condition to be complied with or satisfied by him or it hereunder prior to the Closing; and such party shall use his or its commercially reasonably efforts to remedy the same.

             6.8 Debt Financing. The Company agrees, and Dennis Hayes as President of the Company agrees, to cause the Company to use its reasonable best efforts to obtain funding of the new debt financing referred to in Section 4.9 hereof.

             6.9 Redemption of Common Stock of Melita Easters Hayes. All Common Stock of the Company owned by Melita Easters Hayes shall be redeemed by the Company simultaneously with the Closing in accordance with and as provided in the Plan and the Election made by her pursuant thereto (the "Redemption").

             7.   Indemnification.

             7.1 Indemnification by the Company. The Company hereby agrees to defend, indemnify and hold harmless each Investor and their respective successors, assigns and affiliates (collectively, the "Investor Indemnitees") from and against any and all losses (including, without limitation, any diminution in value of the Investor's investment in the Company, based on the valuation of the Company as of the date of Closing of US $71,400,000), deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) (collectively, "Investor Losses"), caused by, resulting from or arising out of:

                  (a) (i) breaches of any representation or warranty on the part of the Company herein or in the Schedule of Exceptions or any Schedule or Exhibit hereto or in any other written statement, certificate or other instrument delivered by it pursuant hereto; and (ii) failures by the Company to perform or otherwise fulfill any of its undertakings or other agreements (including, without limitation, the Investors Shareholders' Agreement, the Cap Call Notes, the Voting Trust Agreement and the Warrant) or obligations hereunder;

                  (b) any and all actions, suits, proceeding, claims or demands arising out of, or otherwise relating to, the Employee Stock Plan in respect of the period prior to the ninetieth (90th) day following the date of Closing;

                  (c) any and all actions, suits, proceedings, claims or demands arising out of, or otherwise relating to, brokers or finders fees sought by The Robinson-Humphrey Company, Inc.;

                  (d) any and all actions, suits, proceedings, claims or demands relating to Gary J. Franza, John C. Stuckey and Mikail Drabkin (the "Employee Actions"); and

                  (e) any and all actions, suits, proceedings, claims or demands incident to any of the foregoing or such indemnification;

provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted by a third party naming an Investor Indemnitee as a party to an action or otherwise making a claim or seeking recovery from an Investor Indemnitee in respect of which an Investor Indemnitee proposes to demand indemnification (a "Third Party Investor Indemnified

Claim") from the Company, such Investor Indemnitee shall notify the Company, provided further, however, that the failure to so notify the Company shall not reduce or affect the obligations of the Company with respect thereto except to the extent that the Company is materially prejudiced thereby. Subject to Section
7.6 of this Agreement and to rights of or duties to any insurer or other third person having liability therefor, the Company shall have the right promptly upon receipt of such notice to assume the control and defense of, and to compromise or settle, any such Third Party Investor Indemnified Claims, unless the Investor Indemnitee notifies the Company that such Investor Indemnitee has determined, in the exercise of its reasonable discretion, that a conflict of interest makes separate representation by such Investor Indemnitee's own counsel advisable. If the Investor Indemnitee gives the foregoing notice, it will have the right, subject to Section 7.6 hereof, to assume the control and defense of and to compromise and settle any such Third Party Investor Indemnified Claim. The Company shall be responsible for the costs and expenses of such defense.

             7.2 Indemnification by Dennis Hayes. Dennis Hayes hereby agrees to defend, indemnify and hold harmless each Investor Indemnitee from and against any and all Investor Losses, caused by, resulting from or arising out of:

                  (a) (i) breaches of any representation or warranty on the part of Dennis Hayes herein or in the Schedule of Exceptions or any Schedule or Exhibit hereto or in any other written statement, certificate or other instrument delivered by him pursuant hereto; and (ii) failures by Dennis Hayes to perform or otherwise fulfill any of his undertakings or other agreements (including, without limitation, the Investors Shareholders' Agreement, the Cap Call Notes, the Voting Trust Agreement and the Employment Agreement) or obligations hereunder; or

                  (b) any and all actions, suits, proceedings, claims or demands, incident to any of the foregoing or such indemnification;

provided, however, that if any Third Party Investor Indemnified Claim shall be asserted in respect of which an Investor Indemnitee proposes to demand indemnification from Dennis Hayes, such Investor Indemnitee shall notify Dennis Hayes of such Third Party Investor Indemnified Claim, provided further, however, that the failure to so notify Dennis Hayes shall not reduce or affect the obligations of Dennis Hayes with respect thereto except to the extent that Dennis Hayes is materially prejudiced thereby. Subject to Section 7.6 of this Agreement and to rights of or duties to any insurer or other third person having liability therefor, Dennis Hayes shall have the right promptly upon receipt of such notice to assume the control and defense of, and to compromise or settle, any such Third Party Investor Indemnified Claims, unless the Investor Indemnitee notifies Dennis Hayes that such Investor Indemnitee has determined, in the exercise of its reasonable discretion, that a conflict of interest makes separate representation by such Investor Indemnitee's own counsel advisable. If the Investor Indemnitee gives the foregoing notice, it will have the right, subject to Section 7.6 hereof, to assume the control and defense of and to compromise and settle any such Third Party Investor Indemnified Claim. Dennis Hayes shall be responsible for the costs and expenses of such defense on a pro rata basis.

             7.3 Indemnification by the Investors. Each Investor hereby respectively and severally, and not jointly, agrees to defend, indemnify and hold harmless the Company and its respective successors, assigns and affiliates and Dennis Hayes (collectively, the "Company Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) (collectively, "Company Losses"), caused by, resulting from or arising out of:

                  (a) (i) breaches of any representation or warranty on the part of such Investor herein or in any Schedule or Exhibit hereto or in any other written statement, certificate or other instrument delivered by such Investor pursuant hereto; and (ii) failures by such Investor to perform or otherwise fulfill any of its undertakings or other agreements (including, without limitation, the Investors Shareholders' Agreement and the Cap Call Notes) or obligations hereunder; and

                  (b) any and all actions, suits, proceedings, claims or demands incident to any of the foregoing or such indemnification;

provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted by a third party naming a Company Indemnitee as a party to an action or otherwise making a claim or seeking recovery from a Company Indemnitee in respect of which a Company Indemnitee proposes to demand indemnification from an Investor (a "Third Party Company Indemnified Claim"), such Company Indemnitee shall notify the Investor thereof, provided further, however, that the failure to so notify the Investor shall not reduce or affect the obligations of such Investor with respect thereto except to the extent that such Investor is materially prejudiced thereby. Subject to
Section 7.6 of this Agreement and to rights of or duties to any insurer or other third person having liability therefor, such Investor shall have the right promptly upon receipt of such notice to assume the control and defense of, and to compromise or settle, any such Third Party Company Indemnified Claims, unless the Company Indemnitee notifies such Investor that such Company Indemnitee has determined, in the exercise of its reasonable discretion, that a conflict of interest makes separate representation by such Company Indemnitee's own counsel advisable. If the Company Indemnitee gives the foregoing notice, it shall have the right, subject to Section 7.6 hereof, to assume the control and defense of and to compromise and settle any such Third Party Company Indemnified Claim. The indemnifying Investor shall be responsible for the costs and expense of such defense.

             7.4 Certain Limitations.

                  (a) The obligations of the Company to indemnify Investor Indemnitees under Section 7.1(a)(i) of this Article shall accrue only if the aggregate Investor Losses for all matters indemnifiable under this Article 7 exceed Five Hundred Thousand Dollars (US $500,000), and then the Company shall be liable for all such Investor Losses, subject to the maximum amount described below; provided, however, that there shall be no such limitation on Investor Losses arising from a breach of any of the representations or warranties in Sections 2.2, 2.4, 2.5 and 2.19 hereof. The obligations of the Company to indemnify the Investors under this Article 7 shall not exceed the aggregate of Seventeen Million Five Hundred Thousand U.S.

Dollars (US $17,500,000), plus fifty percent (50%) of the amount of all advances made by the Investors which are converted into capital stock of the Surviving Corporation as contemplated by the Investors Shareholders' Agreement, plus fifty percent (50%) of the aggregate of all amounts paid by Rinzai upon any exercise of the Warrant; provided, however, that there shall be no such limitation with respect to a breach of Sections 2.2, 2.4, 2.5 and 2.19 hereof. Notwithstanding the foregoing provisions of this subsection 7.5(a), there shall be no limitation on the obligations of the Company to indemnify Investor Indemnitees against Investor Losses arising from Third Party Investor Indemnified Claims.

                  (b) The obligations of Dennis Hayes to indemnify Investor Indemnitees under Section 7.2(a)(i) of this Article 7 (other than in respect of Third Party Investor Indemnified Claims) shall accrue only if the aggregate Investor Losses for all matters indemnifiable under this Article 7 exceed Two Million Five Hundred Thousand Dollars (US $2,500,000) (the "Minimum Amount") and then Dennis Hayes shall be liable for all such Investor Losses, subject to the maximum amount described below; provided, however, that there shall be no such requirement to exceed the Minimum Amount on Investor Losses arising from a breach of any of the representations or warranties in Sections 2B.1, 2B.2, 2B.4, 2B.5 and 2B.6 (to the extent such breach relates to Section 2.2, 2.4, 2.5 or 2.19). The obligations of Dennis Hayes to make a payment to an Investor Indemnitee pursuant to Section 7.2 of this Article 7 in respect of any Third Party Investor Indemnified Claims which relate to a breach of Section 2B.6 shall arise only when such Investor Indemnitee has diligently sought payment from the Company and determined in good faith that the Company has insufficient assets to satisfy such Third Party Investor Indemnified Claim; provided, however, that no such Investor Indemnitee shall be required to seek to recover payment from the Company in the event that the Company is subject to Chapter 7 or Chapter 11 of the Bankruptcy Code. The obligations of Dennis Hayes to indemnify the Investors under this Article 7 shall not exceed the aggregate of Three Million Five Hundred Thousand Dollars (US $3,500,000).

                  (c) The obligations of each Investor to indemnify the Company Indemnitees under Section 7.3(a)(i) of this Article 7 shall accrue only if the aggregate of its respective Company Losses of the Company Indemnitees for all matters indemnifiable under this Article 7 exceed Five Hundred Thousand Dollars (US $500,000) and then such Investor shall be liable for all such Company Losses, subject to the maximum amount described below; provided, however, that there shall be no such limitation on Company Losses arising from a breach of any of its representations and warranties in Sections 3.1, 3.4, 3.6, 3.7, 3.8 and
3.9 hereof. The obligations of each Investor to indemnify the Company Indemnitees under this Article 7 shall not exceed one-half (1/2) of the purchase price of the Preferred Shares purchased by it pursuant to Section 1.3(a), or, in the case of Rinzai only, one-half (1/2) of its capital contribution to its Investor Sub pursuant to Section 1.1(e).

             7.5 Waiver. Dennis Hayes hereby irrevocably waives any right against the Company or the Surviving Corporation of subrogation, contribution, indemnity or reimbursement to which he may be entitled in any capacity in respect of his payment of Investor Losses pursuant to this Article 7.

             7.6 Defense of Certain Claims. In any Third Party Investor Indemnified Claims or any Third Party Company Indemnified Claims defended by the Company, Dennis Hayes or an Investor pursuant to this Agreement (i) the party not controlling the defense of such claim shall have the right to be represented by counsel and accountants, at such person's own expense, (ii) the party controlling the defense of such claim shall keep the other party fully informed of the status of such claim at all stages thereof, whether or not such other party is represented by its own counsel, (iii) the Company, Dennis Hayes or the Investor, as applicable, shall make available to the indemnified party and its accountants and legal representatives all books and records of the Company, Dennis Hayes or the Investor relating to such Third Party Investor Indemnified Claims or Third Party Company Indemnified Claims, as applicable, (iv) the parties shall render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of such Third Party Investor Indemnified Claims or Third Party Company Indemnified Claims, as applicable, and (v) the party controlling the defense of such claim shall not make any settlement or claim without the written consent of the other party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be unreasonable for an indemnified party to withhold consent to a settlement that does not provide for the complete and unconditional release of such indemnified party with respect to such Third Party Investor Indemnified Claims or Third Party Company Indemnified Claims, as applicable.

             7.7 No Impairment of Investors' Rights. Any examination or inspection by audit of the properties, financial condition or other matters of the Company and its Subsidiaries or their respective businesses or of Dennis Hayes conducted by any Investor or their respective affiliates or representatives prior to the Closing shall in no way limit, affect or impair the ability of any Investor to rely upon the representations, warranties, covenants and obligations of the Company and Dennis Hayes set forth in this Agreement or otherwise limit the indemnification obligations set forth in this Article 7.

             8.   Miscellaneous.

             8.1 Survival of Warranties. The warranties and representations of the Company, Dennis Hayes, and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period beginning on the date of Closing and expiring on the earlier of (i) two (2) years from the date of Closing and (ii) the date of the closing of the Company's initial public offering of its securities pursuant to a Registration Statement declared effective by the Securities and Exchange Commission, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company; provided, however, that notwithstanding the foregoing, the representations and warranties of Dennis Hayes and the Company set forth in Sections 2.2, 2.4, 2.5, 2.19, 2.21, 2.28, 2B.1, 2B.2, 2B.5 and 2B.6 (to the extent it relates to Sections 2.2, 2.4, 2.5, 2.19, 2.21 and 2.28) and their obligations to indemnify the Investor Indemnitees pursuant to Article 7 hereof with respect to a breach thereof or otherwise shall survive the Closing indefinitely; provided, further, that any representation or warranty that is the subject of an outstanding written indemnification claim on the date it would otherwise expire shall survive beyond such date for purposes of such claim until such claim is finally resolved.

             8.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The rights and obligations of the parties hereto may not be assigned without the express written consent of the other parties hereto; provided however, that each Investor may assign its respective rights and obligations to a wholly owned direct or indirect subsidiary of such Investor, so long as such assignment is not made at a time which would cause a delay in or interfere with the Closing or cause a breach of this Agreement; and provided further that no assignment by an Investor shall relieve such Investor from or diminish or affect such Investor's obligations hereunder.

             8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Georgia without reference to its conflicts of law principles. Any action brought hereunder shall be heard by a court sitting in the County of Fulton, State of Georgia.

             8.4 Counterparts. This Agreement may be executed in one or more counterparts, including counterparts transmitted by telecopier or telefax, all of which shall be considered one and the same agreement. Facsimile copies with signatures of the parties to this Agreement, or their duly authorized representatives, shall be legally binding and enforceable. All such facsimile copies are declared as originals and accordingly admissible in any jurisdiction or tribunal having jurisdiction over any matter relating to this Agreement.

             8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

             8.6 Notices. All notices, requests and other communications that any party is required or elects to give hereunder shall be in writing and shall be deemed to have been given (a) upon personal delivery thereof, including by overnight courier service, five (5) days after delivery to the courier or, if earlier, upon delivery against a signed receipt therefor or (b) upon transmission by facsimile or telecopier, which transmission is confirmed, in either case addressed to the party to be notified at the address set forth below or at such other address as such party shall have notified the other parties hereto, by notice given in conformity with this Section 8.6:

                           (a)      If to the Company:

                                    Hayes Microcomputer Products, Inc.
                                    5835 Peachtree Corners Circle East
                                    Norcross, Georgia  30092
                                    Attention:       Mr. Dennis C. Hayes
                                    Telecopy:        (770) 840-6840
                          with a required copy to:

                          Parker, Johnson, Cook & Dunlevie
                          1275 Peachtree Street, N.E., Suite 700
                          Atlanta, Georgia 30309
                          Attention: G. Donald Johnson, Esq.
                          Telecopy: (404) 888-7490

                 (b)      If to Acma or Rinzai:

                          Acma Limited
                          17 Jurong Port Road
                          Singapore  619092
                          Attention:       President
                          Telecopy:        011 65 2640125

                          If to Guthrie GTS Limited or Lao Hotel (H.K.) Limited:

                          Guthrie GTS Limited
                          115 Amoy Street # 02-00
                          Singapore  069935
                          Attention:       Mr. Arthur Tan
                          Telecopy:        011 65 466-2555

                          If to GK Goh Holdings Limited or Saliendra Pte Ltd.:

                          GK Goh Holdings Limited
                          50 Raffles Place
                          #33-00 Shell Tower
                          Singapore  048623
                          Attention:       Mr. Lee Teong Sang
                          Telecopy:        011 65 538-6189

                          If to S.P. Quek Investments:

                          c/o Acma Limited
                          17 Jurong Port Road
                          Singapore  619092
                          Attention:       President
                          Telecopy:        011 65 264-0125

                          with a required copy in any such case to:

                          Jackson Tufts Cole & Black, LLP
                          60 South Market Street, 10th Floor
                          San Jose, California  95113
                          Attention:       Richard Scudellari, Esq.
                          Telecopy:        (408) 998-4889

                 (c)      If to Kaifa Technology (H.K.) Limited:

                          Kaifa Technology (H.K.) Limited
                          2201 Hong Kong Worsted Mills Industrial Building 31-39 Wo Tong Tsui Street
                          Kwai Chung, New Territories
                          Hong Kong
                          Attention:       Mr. Tam Man Chi, President
                          Telecopy:        (852) 2480-4723

                          with a required copy to:

                          Vivien Chan & Company
                          15/F, One Exchange Square
                          8 Connaught Place
                          Central
                          Hong Kong
                          Attention:       Mr. George Riberio
                          Telecopy:        (852) 2845-9160

(d)      If to RPH:                                  If to Wong's:

         Rolling Profits Holdings, Ltd.              Wong's International (Holdings) Limited
         Arion Commercial Center                     Wong's Industrial Centre
         Third Floor, Room 304                       180 Wai Yip Street
         2-12 Queen's Road West                      Kwun Tong
         Hong Kong                                   Kowloon
         Attention:        President                 Hong Kong
         Telecopy:         (852) 2854-0438           Attention:        President
                                                     Telecopy:         (852) 2797-8076

                     with a required copy in either case to:

                     Farrand, Cooper & Bruiniers
                     235 Montgomery, Suite 1035
                     San Francisco, California  94104
                     Attention:       Wayne Cooper, Esq.
                     Telecopy:        (415) 677-2950

             8.7 Finder's Fee. Each Investor severally agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such investor or any of its officers, partners, employees or representatives is or is alleged to be responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is or is alleged to be responsible.

             8.8 Expenses. In the event the Merger is consummated, or if the Merger is not consummated solely because of a breach of a representation, warranty or covenant of the Company or Dennis Hayes, the Company shall bear the expenses incurred by the parties hereto in connection with the negotiation, preparation, execution and consummation of this Agreement, including the fees, expenses and disbursements of their legal counsel incurred in connection herewith.

             8.9 Amendments and Waivers. Except as otherwise provided with respect to the Investors purchasing a majority of the Preferred Shares, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.

             8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

             8.11 Entire Agreement. This Agreement, the respective Confidentiality Agreements between the Company and the Investors (or their affiliates) dated June 4, 1995, March 29, 1996 and October 1, 1995 (the "Confidentiality Agreements), the Exhibits and Schedules attached hereto, the Schedule of Exceptions and the other documents and agreements delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes any prior agreements (including any memorandum of understanding or letters of intent) between the parties regarding the subject matter hereof. Notwithstanding the foregoing, the parties agree that Section 7 entitled "Standstill" of the Confidentiality Agreements shall automatically terminate at the Effective Time, and any provision in any such agreement which would prohibit any public announcements which would be permitted under Section 8.12 hereof is hereby terminated. Any other confidentiality or nondisclosure agreements or letters between the Company and any of the Investors are hereby terminated as of the date hereof. The parties further agree that any and all provisions contained in any of the above referenced Confidentiality Agreements which would prohibit the disclosure of the fact that any investigations, discussions or negotiations are taking place between the parties concerning the transactions contemplated hereby are hereby terminated as of the date hereof. The letter agreement of Hayes in favor of Acma, dated on or about March 30, 1996, is not superseded by and expressly survives this Agreement and the closing of this transaction.

             8.12 Public Announcements. No party shall make any public announcement of the execution of this Agreement or the transactions contemplated hereby without first obtaining the prior consent of the other parties hereto (or in the case of the Investors' prior consent, the consent of the Investors purchasing a majority of the Preferred Shares); provided however, that nothing contained herein shall prohibit any party hereto from making any public announcement that such party determines in good faith, is required by applicable law or the rules or regulations of any applicable securities exchange; provided, that in such event, such party shall use its reasonable efforts to consult with the other parties hereto prior to making such disclosure and in any case will promptly notify all other parties of such disclosure.

             8.13 Further Assurances. Each party covenants that at any time, and from time to time, after the date of Closing, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

             8.14 No Third Party Beneficiaries. This Agreement is not intended for the benefit of and shall not create rights in any persons other than the parties hereto and their respective successors and permitted assigns, except as expressly contemplated otherwise in Section 1.1 hereof.

             8.15 Tax Consequences of the Parties. The parties agree that no parties make any representations or warranties herein as to the tax consequences of this Agreement and in the events and the actions contemplated hereby.

             8.16 Schedules and Exhibits Incorporated. All Schedules and Exhibits attached hereto are incorporated herein by reference.

                     [EXECUTION SET FORTH ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    HAYES MICROCOMPUTER PRODUCTS, INC.,
                                    a Georgia corporation


                                    By:    /s/ Dennis C. Hayes
                                       ----------------------------------------
                                    Name:  Dennis C. Hayes
                                    Title: President and Chairman


                                    DENNIS HAYES


                                    /s/ Dennis C. Hayes
                                    -------------------------------------------
                                    Dennis C. Hayes


                                    "INVESTOR"

                                    RINZAI LIMITED


                                    By:    /s/ Chou Kong Seng
                                       ----------------------------------------
                                    Name:  Chou Kong Seng
                                         --------------------------------------
                                    Title: Authorized Signatory
                                          -------------------------------------


                                    FINANCIAL SUB, INC.


                                    By:    /s/ Shane Byrne
                                       ----------------------------------------
                                    Name:  Shane Byrne
                                         --------------------------------------
                                    Title: President
                                          -------------------------------------


                                    "INVESTOR"

                                    KAIFA TECHNOLOGY (H.K.) LIMITED


                                    By:    /s/ Tam Man Chi
                                       ----------------------------------------
                                    Name:  Tam Man Chi
                                         --------------------------------------
                                    Title: President
                                          -------------------------------------




                     [EXECUTION CONTINUED ON FOLLOWING PAGE]

                    [EXECUTION CONTINUED FROM PREVIOUS PAGE]



                                  "INVESTOR"

                                  ROLLING PROFIT HOLDINGS, LTD.



                                  By:    /s/ Gabriel T. W. Chan
                                     -------------------------------------------
                                  Name:  Gabriel T. W. Chan
                                       -----------------------------------------
                                  Title: Director and Group Financial Controller
                                        ----------------------------------------




                                  LAO HOTEL (H.K.) LIMITED



                                  By:    /s/ Low Check Kwang
                                     -------------------------------------------
                                  Name:  Low Check Kwang
                                       -----------------------------------------
                                  Title: Director
                                        ----------------------------------------



                                  SALIENDRA PTE LTD.



                                  By:    /s/ Mr. Lee Teong Sang
                                     -------------------------------------------
                                  Name:  Mr. Lee Teong Sang
                                       -----------------------------------------
                                  Title: Director
                                        ----------------------------------------



                                  S.P. QUEK INVESTMENTS:



                                  By:    /s/ Sim Pin Quek
                                     -------------------------------------------
                                  Name:  Sim Pin Quek
                                       -----------------------------------------
                                  Title: Director
                                        ----------------------------------------

                  The undersigned, Acma Limited, the sole shareholder of Rinzai Limited, is made a party hereto as the guarantor and joint obligor of all obligations, covenants and agreements of Rinzai Limited hereunder.

                                 ACMA LIMITED


                                 By:               /s/ Rai Rajen
                                       ----------------------------------------
                                 Name:             Rai Rajen
                                       ----------------------------------------
                                 Title:            Managing Director
                                       ----------------------------------------


                  The undersigned, Wong's International (Holdings) Limited, the sole shareholder of Rolling Profit Holdings, Ltd., is made a party hereto as the guarantor and joint obligor of all obligations, covenants and agreements of Rolling Profit Holdings, Ltd. hereunder.

                                 WONG'S INTERNATIONAL (HOLDINGS) LIMITED


                                 By:           /s/ Gabriel T. W. Chan
                                    -------------------------------------------
                                 Name:         Gabriel T. W. Chan
                                      -----------------------------------------
                                 Title: Director and Group Financial Controller
                                       ----------------------------------------



                  The undersigned G.K. Goh Holdings Limited, the sole shareholder of Saliendra Pte Ltd., is made a party hereto as the guarantor and joint obligor of all obligations, covenants and agreements of Saliendra Pte Ltd. hereunder.

                                 G.K. GOH HOLDINGS LIMITED


                                 By:    /s/ Mr. Goh Geok Khim
                                    -------------------------------------------
                                 Name:  Mr. Goh Geok Khim
                                      -----------------------------------------
                                 Title: Managing Director
                                       ----------------------------------------

                  The undersigned Guthrie GTS Limited, the sole shareholder of Lao Hotel (H.K.) Limited, is made a party hereto as the guarantor and joint obligor of all obligations, covenants and agreements of Lao Hotel (H.K.) Limited hereunder.

                                 GUTHRIE GTS LIMITED


                                 By:    /s/ Arthur Tan Keng Hock
                                    -------------------------------------------
                                 Name:  Arthur Tan Keng Hock
                                      -----------------------------------------
                                 Title: Director
                                       ----------------------------------------

                                   SCHEDULE 1

                              SCHEDULE OF INVESTORS

                      Series A Preferred Stock and Warrant

"INVESTORS"                                 Percentage of                                        Capital
                                            the Company's                       Number of        Contribution
                                            capital stock issued                Preferred        to Financial
                                            and outstanding                     Shares to        Sub/Preferred
                                            immediately after                   be issued        Stock
                                            the Closing                         at Closing       Purchase Price
                                            -------------------------           ----------       --------------
SERIES A PREFERRED STOCK:
-------------------------
Rinzai Limited                              28.175%                             2,817,500        $20,125,000

Kaifa Technology (H.K.)  Limited            8.167%                                816,667        $ 5,833,333

Rolling Profit Holdings, Ltd.               4.083%                                408,333        $ 2,916,666

Lao Hotel (H.K.) Limited                    3.675%                                367,500        $ 2,625,000

Saliendra Pte Ltd.                          2.450%                                245,000        $ 1,750,000

S.P. Quek Investments Pte Ltd.              2.450%                                245,000        $ 1,750,000


WARRANT

Rinzai Limited             Anti-Dilution Warrants to purchase capital
                           stock sufficient to maintain ownership at
                           20.2%


INVESTOR SUBS:

- Financial Sub, Inc., a Georgia corporation and wholly-owned subsidiary of Rinzai Limited